UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2008

FIRSTPLUS FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-13753	75-2561085
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)
122 W. John Carpenter Freeway, Suite 450
Irving, Texas 75039
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (972) 717-7969
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 15, 2008, FirstPlus Financial Group, Inc. issued a press release containing certain information that on April 14, 2008, the Company’s wholly owned subsidiary FirstPlus Enterprises, Inc. entered into a Stock Purchase Agreement with Stalwart Enterprises, Inc. (the “Buyer”) for the purchase by the Buyer of FirstPlus Enterprises’ wholly owned subsidiary, the Ole Auto Group, Inc. This Agreement provides for the sale to the Buyer of all of the outstanding capital stock of the Ole Auto Group, Inc. for $3,2000,000. The sale is effective as of March 31, 2008. The purchase price is payable under the terms of that certain promissory note, dated March 31, 2008, by the Buyer payable to the order of FirstPlus Enterprises in the principal amount of $3,200,000, with interest at the rate of 6% per annum. The initial term of the promissory note is seven years. The promissory note, that is secured by certain assets of the Ole Auto Group, Inc., may be extended by the Buyer, under certain conditions, for an additional term of five years after the expiration of the initial seven year term. A copy of the press release is attached as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.

99.1	Press Release Dated April 15, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTPLUS FINANCIAL GROUP, INC.
Date: April 15, 2008	By:	/s/ John Maxwell
		Name:	John Maxwell
		Title:	Chairman & CEO